Exhibit 99.4

Operational Metrics

KPI's $,000	FYQ1 '14	FYQ2 '14	FYQ3 '14	FYQ4 '14	FYQ1 '15	FYQ2 '15	FYQ3 '15	FYQ4 '15	FY 2013	FY 2014	FY 2015

Revenues	30,515	27,569	30,560	44,573	66,969	73,290	86,399	98,420	79,035	133,217	325,078
% Y/Y	65%	22%	104%	94%	119%	166%	183%	121%	5%	69%	144%
% Q/Q	33%	(10)%	11%	46%	50%	9%	18%	14%

Gross profit $	4,058	2,960	6,229	8,724	14,030	15,781	23,701	28,271	4,409	21,971	81,783
% Y/Y	N\A	(142)%	308%	208%	246%	433%	280%	224%	N\A	398%	272%
% Q/Q	43%	(27)%	110%	40%	61%	12%	50%	19%

Gross Margin	13.3%	10.7%	20.4%	19.6%	20.9%	21.5%	27.4%	28.7%	5.6%	16.5%	25.2%
% Y/Y	N/A	98%	100%	58%	58%	101%	35%	47%	N\A	196%	53%
% Q/Q	8%	(19)%	90%	(4)%	7%	3%	27%	5%

Operating profit (loss)	(4,527)	(6,859)	(4,545)	(2,440)	2,351	4,234	9,799	11,873	(27,460)	(18,371)	28,257
% Y/Y	(50)%	6%	(30)%	(54)%	N\A	N\A	N\A	N\A	0%	(33)%	N\A
% Q/Q	(15)%	52%	(34)%	(46)%	N\A	80%	131%	21%

Net profit (loss)	(5,311)	(7,787)	(5,238)	(3,042)	2,520	3,375	5,965	9,261	(28,180)	(21,378)	21,121
% Y/Y	(40)%	21%	(22)%	(50)%	N\A	N\A	N\A	N\A	1%	(24)%	N\A
% Q/Q	(14)%	47%	(33)%	(42)%	N\A	34%	77%	55%

Optimizer shipped (units)	306,901	262,943	328,822	458,585	663,850	785,730	945,586	1,138,362	890,445	1,357,251	3,533,528
Inverter shipped (units)	13,005	12,135	14,936	21,923	31,880	35,696	38,630	44,222	36,088	61,999	150,428
MW shipped	77.0	75.6	83.6	128.6	176.1	213.1	247.6	283.7	239	365	920

Balance Sheet

$,000	June 30, 2015	March 31, 2015

Current Assets
Cash and cash equivalents	144,750	135,204
Restricted cash	3,639	3,575
Trade receivables, net	35,428	45,093
Prepaid expenses and other accounts receivable	32,645	25,312
Inventories	73,950	64,522
Total Current Assets	290,412	273,706

Fixed Assets, net	14,717	11,903
Long term cash investment	529	380

Total Assets	305,658	285,989

Current Liabilities
Accounts payables	80,684	36,233
Employees & related payroll exp.	6,814	6,017
Other accounts payable	6,987	52,428
Short Term Warranty Liabilities	9,431	7,661
Deferred Revenues short terms	1,676	1,098
Total Current Liabilities	105,592	103,437

Long Term Liabilities
Long Term Warranty Liabilities	22,448	20,238
Deferred Revenues Long terms	8,289	6,995
Other Long Term Liabilities	2,385	1,959
Long Term Warrants Liability	----	2,830
Total Long Term Liabilities	33,122	32,022

Stockholders’ Equity (Deficiency):
Common stock	4	4
Additional paid-in capital	287,152	280,040
Accumulated other comprehensive loss	(222)	(263)
Accumulated deficit	(119,990)	(129,251)
Total Long Term Liabilities	166,944	150,530

Total Liabilities and Equity	305,658	285,989

Cash Flow

	3 months ended
$,000	Jun-15	Jun-14

Cash flows from operating activities:
Net income (loss)	9,261	(3,042)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	606	527
Capital Gain (loss) from disposal of property	104	----
Interest expenses related to short term bank loan	----	8
Stock-based compensation related to employees and non-employee stock options	1,206	291
Financial expenses, net related to term loan	----	(75)
Remeasurement of warrants to purchase convertible preferred stock	3,285	(8)
Changes in assets and liabilities:
Inventories	(9,436)	(275)
Prepaid expenses and other accounts receivable	(7,365)	(3,499)
Trade receivables, net	9,660	(5,809)
Trade payables	1,508	4,177
Employees and payroll accruals	785	667
Warranty obligations	3,980	1,060
Deferred revenues	1,873	215
Accrued expenses and other accounts payable	(204)	805
Lease incentive obligation	426	----

Net cash provided by (used in) operating activities	15,689	(4,958)

Cash flows from investing activities:
Purchase of property and equipment	(3,511)	(727)
Decrease (increase) in restricted cash	(65)	(138)
Increase (decrease) in long-term lease deposit	(110)	(27)

Net cash used in investing activities	(3,686)	(892)

Cash flows from financing activities:
Proceeds from short term bank loan	----	5,452
Repayment of short term bank loan	----	(3,428)
Proceeds from term loan (net of $100 transaction fee)	----	----
Repayments of term loan	----	(785)
Deferred charges related to term loan	----	----
Proceeds from issuance of stock, net	----	9,991
Issuance costs	(2,542)	----
Receipts on account of Convertible Preferred stock	----	(7,115)
Proceeds from exercise of employee stock options	38	----

Net cash provided by (used in) financing activities	(2,504)	4,115

Increase (decrease) in cash and cash equivalents	9,499	(1,735)
Cash and cash equivalents at the beginning of the period	135,204	11,472
Effect of exchange rate differences on cash and cash equivalents	47	17

Cash and cash equivalents at the end of the period	144,750	9,754

P&L GAAP

	FYQ1 '14	FYQ2 '14	FYQ3 '14	FYQ4 '14	FYQ1 '15	FYQ2 '15	FYQ3 '15	FYQ4 '15	FY 2013	FY 2014	FY 2015

Revenues	30,515	27,569	30,560	44,573	66,969	73,290	86,399	98,420	79,035	133,217	325,078
Cost of revenues	26,457	24,609	24,331	35,849	52,939	57,509	62,698	70,149	74,626	111,246	243,295
Gross profit	4,058	2,960	6,229	8,724	14,030	15,781	23,701	28,271	4,409	21,971	81,783
Gross Margin %	13.3%	10.7%	20.4%	19.6%	20.9%	21.5%	27.4%	28.7%	5.6%	16.5%	25.2%

Operating expenses:
Research and development, net	4,136	4,686	4,864	4,570	5,059	4,768	5,490	6,701	15,823	18,256	22,018
Sales and marketing	3,657	4,123	4,592	5,420	5,461	5,658	6,422	7,432	12,784	17,792	24,973
General and administrative	792	1,010	1,318	1,174	1,159	1,121	1,990	2,265	3,262	4,294	6,535
Total operating expenses	8,585	9,819	10,774	11,164	11,679	11,547	13,902	16,398	31,869	40,342	53,526

Operating income (loss)	(4,527)	(6,859)	(4,545)	(2,440)	2,351	4,234	9,799	11,873	(27,460)	(18,371)	28,257

Financial expenses (Income)	777	914	626	470	(516)	458	3,436	1,699	612	2,787	5,077
Other expenses	----	----	----	----	----	----	----	104	----	----	104

Profit (Loss) before taxes on income	(5,304)	(7,773)	(5,171)	(2,910)	2,867	3,776	6,363	10,070	(28,072)	(21,158)	23,076

Taxes on income	7	14	67	132	347	401	398	809	108	220	1,955

Net (Profit) loss	(5,311)	(7,787)	(5,238)	(3,042)	2,520	3,375	5,965	9,261	(28,180)	(21,378)	21,121